UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2005, The Pantry, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Addendum to Distribution Franchise Agreement (the “Amendment”) by and between the Company and CITGO Petroleum Corporation (“CITGO”).

The Amendment extends the term of the Amended and Restated Addendum to Distributor Franchise Agreement entered into by the Company and CITGO in February 2003 (the “Original Addendum”) until August 31, 2010.

In addition, although the Company does not consider them individually material, the following additional terms were included in the Amendment:

•	The scope of the Original Addendum was increased by adding 11 CITGO terminals to the original list of terminals that will be used to supply Company stores.

•	Certain fees payable to CITGO under the Original Addendum were adjusted in connection with the addition of CITGO terminals.

•	In the event that the Company’s supply requirements are reduced significantly, certain fees payable to CITGO will be further adjusted.

•	CITGO approval will be required prior to certain large volume increases.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly

Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: October 20, 2005

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